SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): January 12, 2004

                         Commission File No.: 000-49705



                                   LISTO, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                                      86-1031851
--------------------------------------------------------------------------------
(State or other jurisdiction of            (IRS Employer Identification No.)
incorporation or organization)


               39612 North Central Avenue, Phoenix, Arizona 85086
              -----------------------------------------------------
                    (Address of principal executive offices)


                                  (602)614-6081
                            ------------------------
                            (Issuer telephone number)


                                    GBO, Inc.
                   -------------------------------------------
                   (Former name, if changed since last report)

                  4213 North Tabor Street, Mesa, Arizona 82515
          ------------------------------------------------------------
                 (Former address, if changed since last report)



Item 5.     Other Events.

     On January 12, 2004, by written consent of the Board of Directors, Paul D. Winslow and Olivier A. Severin were appointed to serve as directors of Listo, Inc. until their resignation or removal.


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Paul D. Winslow, FAIA, Age 66

Often described as a man with true passion for the profession, Paul Winslow has designed public and private buildings for over three decades with the firm's co-founder Herman Orcutt. Paul has served in all capacities with the AIA, including president of the Central Arizona Chapter. He was elected to the College of Fellows of the American Institute of Architects in 1997 in recognition of his outstanding contributions to the profession. Since the mid-1970's, Paul's expertise in the areas of programming and facilities management has earned him national recognition in the field. Working with the State of Hawaii in the design of six groundbreaking schools, Paul's educational strategy and design facilitation resulted in the inclusion of the charette process in all Hawaii's future school design. He is also a sought-after speaker on environmental and energy efficiency and is involved locally in several organizations that promote energy-efficient design.

Paul's expertise in architectural computer systems has helped position Orcutt/Winslow on the cutting edge of technology. He continually works with Graphisoft in Budapest in an effort to advance technology for the a/e field and the progression of archicad software. In addition to leading the development of numerous building evaluation systems and strategies, he is responsible for the development of VantagePoint, the firm's computer-based facilities management system, the "virtual building" strategy and standardized building detail system. Paul is an Arizona State University graduate (1964).


Civic Involvement
     Harrington House International Center for Universal Design, Past
        President and Current Treasurer of the Board of Directors
     WESTMEC, President of the Board of Directors
     Central/Roosevelt Neighborhood Initiative, Chair
     Roosevelt/Central Coalition, Committee, Chair
     Phoenix Committee Alliance, Member of Executive Committee
     Valley Forward Association, Past Board Member
     Building Owners and Managers Association, Member and Past President
        (two terms)
     ASU School of Architecture, Planning Department, Lecturer on Urban
        Planning
     ASU School of Architecture, Professional Advisory Council
     ASU Herberger Center, Advisory Board
     ASU School of Architecture, Council for Design Excellence, Past
        President
     ASU Architecture Guild, Past President
     Lambda Alpha, Past President
     AIA Central Arizona Chapter, Member and Past President
     Encanto Village Planning Committee for City of Phoenix, Chair for five years, member for 10 years
     Indian School Citizen's Advisory Committee, Chair
     Indian School Land Use Planning Team, Former Member
     CEFPI, Member
     Phoenix Community Alliance ,Executive Committee


Olivier A. Severin, Age 28

Since 2000, Mr. Severin has worked as an Architect Designer. While employed in Denmark by the firm of Arne Melgaard & Co. Arkitektfirma, Mr. Severin was in charge of designing a 65,000 square meter / 3 stories enclosed Sports Stadium in Kosor. He also prepared AutoCAD drawings as well as constructing a 3D computer model of all exteriors and interiors for purposes of marketing distribution,


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Olivier A. Severin, Age 28 - continued

facilitated meetings with Mr. Melgaard, for the Mayor of Kosor and the towns Press, and other affiliated organizations. His associated role was to prepare brochures and presentations for potential investors and government officials.

Currently, Mr Severin is the Vice President of Bent Severin Design, an internationally renown architectural firm with offices located in the United States and abroad.

Prior to his professional career as an architect, Mr. Severin was an Auto CAD designer for Bent Severin & Associates from 1993 through 1998. While there, he designed in AutoCAD for numerous projects such as Westin Tokyo Renovation, Marriott Nagoya, Westin Surabaya, Marriott Santa Clara, Bush Street Hotel. He also prepared 3D animation and computer models for mockup suites and furniture, and was assistant to numerous project managers, in overseeing all designers and engineers and preparing presentations on PowerPoint, Director or Premier.

Mr. Severin holds a Bachelors of Architecture from California Polytechnic Institute. He is a member of the American Institute of Architects, Design Build Institute of America and Arizona Hotel & Lodging Association.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                                        Listo, Inc.

                                                  By:  /s/ Robert Smart
January 16, 2004                                    ----------------------------
                                                           Robert Smart
                                                           President

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